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                                                                    EXHIBIT 1.1
                           DEALER MANAGER AGREEMENT


                  LABORATORY CORPORATION OF AMERICA HOLDINGS

                                RIGHTS OFFERING

                           DEALER MANAGER AGREEMENT

                                                                   May   , 1997

CREDIT SUISSE FIRST BOSTON CORPORATION
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

  1. The Rights Offering.

  (a) Laboratory Corporation of America Holdings, a Delaware corporation (the "Company") proposes to distribute (the "Rights Offering") transferable rights (the "Rights") to subscribe for and purchase, at the election of the holders of the Rights (the "Rights Holders"), up to an aggregate of 10,000,000 shares
(the "Underlying Shares") of either its    % Series A Convertible Exchangeable
Preferred Stock, par value $0.10 per share (the "Series A Exchangeable
Preferred Stock"), or its    % Series B Convertible Pay-in-Kind Preferred
Stock, par value $0.10 per share (the "Series B PIK Preferred Stock" and, together with the Series A Exchangeable Preferred Stock, the "Preferred Stock"), to the holders of record of its common stock, par value $0.01 per share (the "Common Stock"), at a subscription price of $50 per share. Each Right consists of a basic subscription privilege under which the Rights Holders may purchase one share of Preferred Stock for each Right held. In addition, Rights Holders who exercise their basic subscription privilege in full will also be eligible to subscribe for shares of the same series of Preferred Stock not otherwise purchased pursuant to the exercise of Rights, subject to availability and proration. It is anticipated that the Rights will
be exercisable for a period of    days (the "Subscription Period"), subject to
extension by the Company, and that through the next to last day in such period the Rights will be eligible for trading on the New York Stock Exchange (the "NYSE"). Shares of Series A Exchangeable Preferred Stock issued pursuant to the Rights Offering will be convertible into Common Stock at the option of the
holder thereof at any time after       , 1997, will pay dividends in cash and
will be exchangeable at the option of the Company on or after       , 2000 for
the Company's    % Convertible Subordinated Notes due 2012 (the "Notes") to be
issued pursuant to an indenture (the "Indenture") between the Company and
       , as trustee (the "Trustee"), in substantially the form of the indenture filed as an exhibit to the registration statement referred to below. The Notes will be convertible into Common Stock. Shares of Series B PIK Preferred Stock will be convertible into Common Stock at the option of the
holder thereof at any time after       , 2000 and will pay dividends in kind
until       , 2003 after which dividends will be paid in cash. Shares of
Common Stock issuable upon conversion of shares of Preferred Stock and Notes, in accordance with the terms thereof, are referred to herein as "Conversion Shares." The Rights, the Underlying Shares, the Conversion Shares and the Notes are referred to herein as the "Securities." This Dealer Manager Agreement, as amended, supplemented or modified from time to time is referred to herein as this "Agreement."

  (b) In connection with the Rights Offering, the Company filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), a Registration Statement on Form S-3 (Registration No. 333-22427) containing a prospectus relating to the Rights, the Underlying Shares and the Notes. Such registration statement, as amended as of the date and time when it is declared effective by the Commission (the "Effective Time"), including all materials incorporated by reference therein, all exhibits thereto and any information contained in the form of a final prospectus filed with the Commission as part of the registration statement at the Effective Time, including any form of prospectus or prospectus supplement filed pursuant to Rule 424 under the Securities Act, is hereinafter called the "Registration

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Statement"; such final prospectus with respect to the Rights, the Underlying
Shares and the Notes, including any form of prospectus or prospectus supplement filed pursuant to Rule 424 under the Securities Act is hereinafter called the "Prospectus".

  2. Appointment as Dealer Manager.

  (a) The Company has previously engaged you as financial advisor pursuant to
a letter agreement dated       , 1997 (as such letter agreement may be amended
or modified, and, together with the separate indemnification letter, dated
  , 1997 and delivered in connection therewith, the "Engagement Letter"). The Company hereby appoints you as exclusive Dealer Manager with respect to the Rights Offering (in this capacity, the "Dealer Manager"), and authorizes you to act on its behalf in connection with the Rights Offering as specified herein, all in accordance with, and subject to the terms and conditions of, this Agreement, and the procedures described in the Registration Statement. In such capacity you shall act as an independent contractor, and each of your duties arising out of your engagement pursuant to this Agreement shall be owed solely to the Company.

  (b) As Dealer Manager, you agree, in accordance with customary practice, to perform those services in connection with the Rights Offering as are customarily performed by investment banks in connection with acting as a dealer manager of rights offerings of like nature, including, without limitation, using reasonable efforts to solicit the exercise of Rights pursuant to the Rights Offering and communicating generally regarding the Rights Offering with brokers, dealers, commercial banks and trust companies and other persons, including other Rights Holders

  (c) In connection with the performance of your duties and obligations hereunder, you agree that you will comply in all material respects with the laws, rules and regulations of the United States and any other relevant jurisdiction, and of any stock exchange, which laws, rules and regulations are applicable to the Rights Offering.

  3. The Rights Offering Material.

  (a) The Company agrees to furnish you, at its expense, with as many copies as you may reasonably request of (i) each of the documents that is filed with the Commission or any other Federal, state, local or foreign governmental or regulatory authorities or any court (each an "Other Agency" and collectively, the "Other Agencies") in connection with the Rights Offering, including each Registration Statement, preliminary and final prospectus filed with the Commission and all documents incorporated therein by reference, (ii) each offering circular, solicitation statement, disclosure document, or other explanatory statement, or other report, filing, document, release or communication mailed, delivered, published, or filed by or on behalf of the Company in connection with the Rights Offering, including a copy of the form of the Rights Certificate, the Instructions for Rights Certificates and the Notice of Guaranteed Delivery for Rights Certificates, (iii) each document required to be filed with the Commission pursuant to the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pertaining to either the Rights Offering or the Company during the term of this Agreement and (iv) each appendix, attachment, modification, amendment or supplement to any of the foregoing and all related documents (each of (i), (ii), (iii) and (iv), together with each document incorporated by reference into any of the foregoing, the "Rights Offering Material"). The Rights Offering Material has been or will be prepared and approved by, and is the sole responsibility of, the Company. At the commencement of the Rights Offering, the Company shall cause to be delivered in a timely manner to each registered holder of any Common Stock legally or contractually entitled thereto, to the extent required by the rules of the NYSE, a press release setting forth the material terms of the Rights Offering, the Prospectus (as defined below), a Rights Certificate or Rights Certificates representing such holder's Rights and the Instructions for Use of Rights Certificates and the attached Notice of Guaranteed Delivery and any other offering materials prepared expressly for use by Rights Holders in connection with the Rights Offering. Thereafter, to the extent practicable, the Company shall use its reasonable best efforts to cause copies of such materials to be mailed to each person who makes a request therefor.

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  (b) The Company acknowledges and agrees that you may use the Rights Offering
Material as specified herein without assuming any responsibility for independent investigation or verification on your part and the Company represents and warrants to you that you may rely on the accuracy and adequacy of any information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal or evaluation of the Company's assets or liabilities, except with respect to any statements contained in, or any matter omitted from, the Rights Offering Material in reliance upon and in conformity with information furnished or confirmed in writing by you to the Company expressly for use therein.

  (c) You hereby agree, as Dealer Manager, that you will not disseminate any written material in connection with the Rights Offering other than the Rights Offering Material, and you agree that you will not make any statements in connection with such solicitation, other than the statements that are set forth in the Rights Offering Material.

  (d) The Company agrees that no Rights Offering Material will be used in connection with the Rights Offering or filed with the Commission or any Other Agency with respect to the Rights Offering without first obtaining your prior approval, which approval shall not be unreasonably withheld.

  4. Compensation. Your fees, compensation and reimbursement for acting as Dealer Manager hereunder shall be as set forth in the Engagement Letter. Nothing in this Agreement shall affect your rights to receive any fees, compensation or reimbursement set forth in the Engagement Letter in accordance with the terms thereof.

  5. Expenses of Dealer Manager and Others. In addition to your compensation for services hereunder pursuant to Section 4 hereof, the Company agrees to pay directly, or reimburse you, as the case may be, for (i) all expenses relating to the preparation, printing, filing, mailing and publishing of the Rights Offering Material, (ii) all fees and expenses of other persons rendering services on the Company's behalf in connection with the Rights Offering, including the Subscription and Information Agent (as defined in the Rights Offering Materials), (iii) all advertising charges in connection with the Rights Offering, including those of any public relations firm or other person or entity rendering services in connection therewith, (iv) all fees, if any, payable to dealers, banks, trust companies and other financial intermediaries as reimbursement for their customary mailing and handling expenses incurred in forwarding the Rights Offering Material to their customers, (v) all fees and expenses payable in connection with the registration or qualification of the Securities under state securities or "blue sky" laws, (vi) all listing fees and any other fees and expenses incurred in connection with the listing on the NYSE of the Preferred Stock and the Conversion Shares, (vii) the filing fee of the National Association of Securities Dealers, Inc. relating to the Rights Offering and (viii) reasonable fees and expenses incurred by you to the extent set forth in the Engagement Letter. All payments to be made by the Company pursuant to this Section 5 shall be made promptly against delivery to the Company of statements therefor. The Company shall be liable for the foregoing payments whether or not the Rights Offering is commenced, withdrawn, terminated or canceled or whether you withdraw pursuant to Section 13 hereof.

  6. Rights Holder Lists. The Company will cause you to be provided with cards or lists or other records in such form as you may reasonably request showing the names and addresses of, and the number of Rights held by, the Rights Holders, as of the Record Date (as defined in the Rights Offering Material) and will cause you to be advised from time to time during the period of the Rights Offering as to any transfers of record of Rights.

  7. Additional Obligations of the Company.

  (a) The Company will furnish to you, without charge, one signed copy of the Registration Statement and any post-effective amendments thereto, including all of the documents incorporated by reference therein and all financial statements and schedules.

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  (b) To the extent required under the Securities Act, the Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) thereunder.

  (c) Prior to the issuance of the Securities, the Company shall obtain the registration or qualification thereof under the securities or "blue sky" laws of such jurisdictions as may be required for the consummation of the Rights Offering; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities, to file a general consent to service of process in any jurisdiction or to subject itself to taxation for doing business in such jurisdiction, and shall furnish you with "blue sky" memoranda evidencing such registration and qualification or otherwise inform you in writing of any restrictions on the conduct of the Rights Offering pursuant to such laws.

  (d) The Company, acting through its Board of Directors, shall, to the extent it has not already done so, in accordance with applicable law and its Certificate of Incorporation and By-Laws: (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date hereof a meeting of its stockholders (the "Stockholders' Meeting") for the purpose of voting to approve an amendment to the Company's Certificate of Incorporation to increase (x) the authorized number of shares of Common Stock to permit the full conversion of all shares of Preferred Stock to be outstanding following consummation of the Rights Offering and (y) the authorized number of shares of Preferred Stock to permit the payment of dividends in kind on the Series B PIK Preferred Stock (the "Charter Amendment"); (ii) as promptly as practicable following the date hereof prepare and file with the Commission a preliminary proxy statement relating to the Stockholders' Meeting and the Charter Amendment, respond to any comments of the Commission with respect to such preliminary proxy statement and cause the definitive proxy statement to be mailed to its stockholders, and (iii) recommend approval of the Charter Amendment by the stockholders of the Company and include in the definitive proxy statement such recommendation and take all lawful action to solicit such approval.

  (e) The Company will use its best efforts to cause the Registration Statement (if such has not been declared effective as of the date of this Agreement) and any post-effective amendments thereto to become effective as promptly as practicable. The Company will prepare and file, as required, any and all necessary amendments or supplements to any of the Rights Offering Material, will promptly furnish to you true and complete copies of each such amendment and supplement within a reasonable period of time prior to the filing thereof and, as applicable, will use its best efforts to cause the same to become effective as promptly as practicable.

  (f) The Company shall advise you promptly of (i) the time when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or modify the Rights Offering, (iii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes would require the making of any change in any of the Rights Offering Material then being used in connection with the Rights Offering or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iv) the issuance by the Commission or any Other Agency of any comment or order or the taking of any other action concerning the Rights Offering (and, if in writing, the Company will furnish you with a copy thereof), (v) the suspension of qualification of the Rights, the Preferred Stock, the Common Stock or the Notes in any jurisdiction, (vi) any material developments in connection with the Rights Offering, including, without limitation, the commencement of any lawsuit concerning the Rights Offering and
(vii) any other information relating to the Rights Offering, the Rights Offering Material or this Agreement which you may from time to time reasonably request.

  (g) For so long as any of the Preferred Stock or Notes is outstanding, the Company will deliver to you, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company to its security holders, and of all current, regular and periodic reports filed by the Company or any of its subsidiaries with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions.

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  (h) Prior to the consummation or termination of the Rights Offering, the
Company shall furnish to you, as soon as they have been prepared by the Company, a copy of any consolidated financial statements of the Company and its consolidated subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Registration Statement and the Prospectus.

  (i) The Company will use its best efforts to comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and other applicable securities laws.

  (j) The Company will not exercise its option to exchange the Notes for Series A Exchangeable Preferred Stock unless, as of the date of exercise of such option, (i) the Company has duly authorized the exercise of its option to exchange the Notes for the Preferred Stock; (ii) the Company has corporate power and authority to enter into the Indenture and to perform its obligations under the Indenture and to issue and deliver the Notes; (iii) the Indenture has been executed and delivered and is a valid and legally binding obligation of the Company enforceable in accordance with its terms (assuming due authorization, execution and delivery by the Trustee), except (x) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (y) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity; (iv) no consent or approval of any governmental authority or other United States (State or Federal) person or entity which has not been obtained is required in connection with the issuance of the Notes; (v) the Notes will be, when issued in accordance with the terms of the Series A Certificate of Designation and the Indenture, and approved by the Board of Directors of the Company the valid and legally binding obligations of the Company enforceable in accordance with their terms, except (x) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (y) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity; and (vi) the issuance of the Notes in exchange for Series A Exchangeable Preferred Stock pursuant to the Series A Certificate of Designation and the Indenture will not
(x) result in a violation of any of the provisions of the certificate or articles of incorporation or by-laws (or similar organizational documents) of the Company or any of its subsidiaries or (y) result in a breach of any of the material terms or provisions of, or constitute a default (with or without due notice or lapse of time) under, any loan or credit agreement, indenture, deed of trust, mortgage, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is or may be bound, except for any such conflict, violation, breach or default which would not have a Material Adverse Effect (as defined below) or (z) result in the Company being an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder. The respective forms of the Indenture and the Notes filed as exhibits to the Registration Statement conform in all material respects, and, if and when executed by the Company, the Indenture and the Notes so executed will conform in all material respects, to the respective descriptions thereof contained in the Prospectus.

  (k) The Company will use the net proceeds received by it from the sale of the Preferred Stock in the manner specified in the Prospectus under the caption "Use of Proceeds."

  (l) To the extent the same has not already been covered through due diligence investigations performed by you or on your behalf through the date hereof, the Company shall cooperate with your reasonable additional due diligence investigations to verify the accuracy and completeness of the disclosure contained in the Registration Statement, any post-effective amendment to the Registration Statement, the Prospectus and the other Rights Offering Materials (as amended or supplemented), and the accuracy and completeness of any of the representations, warranties or statements of the Company, or the fulfillment of any of the conditions herein contained.

  (m) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement that will satisfy the provisions of

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Section 11(a) of the Securities Act covering a period of at least 12 months beginning after the "effective date of the Registration Statement" (as defined in Rule 158 of the General Rules and Regulations of the Securities Act). For purposes of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the "effective date of the Registration Statement," except that if such fourth fiscal quarter is the last quarter of the Company's fiscal year "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

  (n) The Company will not accept the subscription of any Rights Holder (as defined in the Registration Statement) unless (i) Rights have been exercised to purchase 10,000,000 shares of Preferred Stock or (ii) the Prospectus shall have been amended or supplemented to disclose that less than 10,000,000 shares of Preferred Stock may be issued pursuant to the exercise of Rights and such amendment or supplement shall be reasonably acceptable to you.

  (o) Subject to meeting the listing requirements of the NYSE, the Company will use its reasonable best efforts to cause the Preferred Stock to be approved for listing on the NYSE. The Company will also use its reasonable best efforts to cause the Conversion Shares to be approved for listing on the NYSE, subject to official notice of issuance.

  8. Additional Representations and Warranties of the Company. The Company represents and warrants to you:

    (a) The Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as presently conducted and as described in the Prospectus; and the Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not be reasonably likely to have a material adverse effect on the business, properties, financial position or result of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

    (b) The Company has all corporate power and authority necessary to commence and consummate the Rights Offering, to execute and deliver this Agreement, the Engagement Letter and the Indenture and to perform its obligations under this Agreement, the Engagement Letter and the Indenture. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Engagement Letter have been duly and validly authorized by the Company; and each of this Agreement and the Engagement Letter has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except that the enforceability hereof or thereof may be limited by and subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws now or hereafter in effect relating to rights and remedies of creditors,
  (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and (iii) the effect of United States Federal securities or other United States laws or principles of public policy with respect to the indemnification, contribution, exculpation or similar provisions herein or therein. The Indenture, the execution and delivery thereof by the Company, and, subject to action by the Company to authorize the exchange of Notes for Series A Exchangeable Preferred Stock, the execution and delivery by the Company of the Notes, have been duly authorized by the Company. If the Notes are issued in accordance with the Certificate of Designation of the Series A Exchangeable Preferred Stock (the "Series A Certificate of Designation") and the Indenture (when the Indenture has been executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Trustee) and approved by the Board of Directors, assuming the Notes have been duly authorized, executed and authenticated in accordance with the provisions of the Indenture, the Notes

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  will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except (x) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (y) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

    (c) When the Indenture is executed and delivered by the Company and assuming the Indenture has been duly authorized, executed and delivered by the Trustee, the Indenture will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (ii) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

    (d) The Registration Statement as of the Effective Time and the Prospectus as of its date complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder as of such dates did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no representation is made with respect to any statements contained in, or any matter omitted from, the Registration Statement or Prospectus in reliance upon and in conformity with information furnished or confirmed in writing by you to the Company expressly for use therein.

    (e) The documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply in all material respects with the requirements of the Exchange Act.

    (f) The information in the Prospectus under the captions "Risk Factors-- Government Regulation," "Regulation and Reimbursement," "Certain Relationships and Related Transactions," "Description of the Amended Credit Agreement," "Description of Capital Stock," "Description of Rights Offering," "Description of Preferred Stock," "Description of the Notes" and "Certain Federal Income Tax Consequences" to the extent that it constitutes summaries of legal matters or documents referred to therein, has been reviewed by the Company and fairly and accurately summarizes the matters referred to therein.

    (g) The Rights Offering, the issuance and sale of shares of Preferred Stock pursuant to the Rights Offering, the issuance of the Notes in exchange for Series A Exchangeable Preferred Stock pursuant to the Series A Certificate of Designation and the Indenture, the issuance of Conversion Shares upon conversion of the Preferred Stock or the Notes and the execution, delivery and performance of this Agreement by the Company comply and will comply in all material respects with all applicable requirements of Federal, state, local and foreign law, including, without limitation, any applicable regulations of the Commission and Other Agencies, and all applicable judgments, orders or decrees; and no consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with or notice to, the Commission or any Other Agency is required in connection with the execution, delivery and performance of this Agreement by the Company, the commencement or consummation by the Company of the Rights Offering or the issuance of the Notes in exchange for Series A Exchangeable Preferred Stock or the issuance of Conversion Shares, except
  (i) as described in the Rights Offering Materials, (ii) such as have been obtained or made, and (iii) such as could not reasonably be expected to materially adversely affect the ability of the Company to execute, deliver and perform this Agreement or to commence and consummate the Rights Offering in accordance with its terms.

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    (h) The Rights Offering, the issuance and sale of shares of Preferred
  Stock pursuant to the Rights Offering, the issuance of Conversion Shares upon conversion of the Preferred Stock or the Notes and the execution, delivery and performance of this Agreement by the Company, do not and will not (i) result in a violation of any of the provisions of the certificate or articles of incorporation or by-laws (or similar organizational documents) of the Company or any of its subsidiaries or (ii) result in a breach of any of the material terms or provisions of, or constitute a default (with or without due notice or lapse of time) under, any loan or credit agreement, indenture, deed of trust, mortgage, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is or may be bound, except as to such conflict, violation, breach or default (A) which is described in the Rights Offering Materials or (B) which could not be reasonably expected to have a Material Adverse Effect or to materially adversely affect the ability of the Company to execute, deliver and perform this Agreement or to commence and consummate the Rights Offering in accordance with its terms.

    (i) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or, to the knowledge of the Company, threatened by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or in the Prospectus or otherwise) has been complied with or otherwise satisfied.

    (j) Since the respective dates as of which information is given or incorporated by reference in the Registration Statement, and except as otherwise stated or contemplated therein, (i) there has been no material adverse change and no development reasonably likely to result in a prospective material adverse change in the condition (financial or otherwise), business, properties, or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Change") whether or not arising in the ordinary course of business; (ii) there have been no transactions entered into by the Company or any of its subsidiaries which are material to the Company and its subsidiaries, taken as a whole, other than those entered into in the ordinary course of business or in connection with the Rights Offering; (iii) except for changes occurring in connection with the Rights Offering or pursuant to the issuance or exercise of options pursuant to the Company's stock option or other employee benefit plans described in the Registration Statement, there has been no material change in the capital stock of the Company or any of its subsidiaries; and (iv) except in connection with the Rights Offering, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its wholly owned subsidiaries on any class of their capital stock.

    (k) Except as disclosed in the Rights Offering Material, there is no action, suit or proceeding which has been served upon the Company or any of its subsidiaries or of which any of their properties or assets is the subject that is now pending or, to the best knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries or any of their properties or assets, that, if determined adversely to the Company or any of its subsidiaries, is reasonably likely to result in a Material Adverse Change or could reasonably be expected to have a Material Adverse Effect or to materially adversely affect the ability of the Company to execute, deliver and perform this Agreement or to commence or consummate the Rights Offering in accordance with its terms.

    (l) The authorized, issued and outstanding capital stock of the Company conforms to the description thereof in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and except as set forth in the Prospectus are not subject to any preemptive or similar rights. Following approval by the stockholders of the Company of the Charter Amendment and the filing thereof with the Secretary of State of the State of Delaware, there will be sufficient authorized shares of Common Stock to permit conversion of the Preferred Stock and Notes in accordance with their terms and, if and when issued upon such conversion in accordance with the provisions of the terms of the Preferred Stock or the Indenture, as the case may be, the Conversion Shares will be validly issued, fully paid, non-assessable and not subject to any preemptive or similar rights.

    (m) The Rights conform in all material respects to the description thereof contained in the Prospectus, have been duly authorized for issuance, and, when issued and delivered in accordance with the terms of the Rights Offering, will be validly issued and no holder thereof is or will be subject to personal liability by reason of being such a holder.

    (n) The issuance of the Series A Exchangeable Preferred Stock and the Series B PIK Preferred Stock has been duly and validly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Rights Offering, will be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and will conform in all material respects to the description of the Preferred Stock in the Prospectus. Following approval by the stockholders of the Company of the Charter Amendment and the filing thereof with the Secretary of State of the State of Delaware there will be sufficient authorized shares of preferred stock of the Company to permit payment of dividends on the Series B PIK Preferred Stock.

    (o) The financial statements of the Company included or incorporated by reference in the Registration Statement present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and any supporting schedules to such financial statements included or incorporated by reference in the Registration Statement present fairly the information required to be included therein.

    (p) To the best of the Company's knowledge, the accountants who have certified the financial statements and supporting schedules included or incorporated by reference in the Rights Offering Material are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

    (q) The Rights have been approved for trading on the NYSE.

    (r) The Company is not, and will not be as a result of the issuance of the Rights or the purchase of Preferred Stock by the holders of the Rights, pursuant to the terms of the Rights Offering, an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder.

    (s) Any certificate signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation of the Company to you as to the matters covered thereby.

  9. Conditions to Obligations of the Dealer Manager. Subject to applicable laws, rules and regulations, your obligation to render services pursuant to this Agreement shall at all times be subject, in your discretion, to the following conditions:

    (a) The Company at all times shall have performed in all material respects all of its obligations hereunder and under the Engagement Letter theretofore to be performed.

    (b) All representations, warranties and other statements of the Company contained in this Agreement are now and at the commencement of, at all times during the continuance of, and upon the consummation of, the Rights Offering shall be, true and correct in all material respects.

    (c) The Registration Statement shall have been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

    (d) You shall have received opinions, dated the date hereof and addressed to you, of Bradford T. Smith, Executive Vice President, General Counsel, Corporate Compliance Officer and Secretary of the Company, and Davis Polk & Wardwell, special counsel to the Company, with respect to the matters set forth in Exhibits A and B, respectively.

    (e) You shall have received opinion, dated the date hereof and addressed to you, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Dealer Manager, in form and substance reasonably satisfactory to you.

    (f) You shall have received a letter, satisfactory in form to you and your counsel, dated the date hereof and addressed to you, of KPMG Peat Marwick LLP, independent auditors for the Company, subject to your providing the appropriate representation letters to such accountants, containing statements and information of the type ordinarily included in accountants' comfort letters with respect to the financial statements and certain financial information contained in the Prospectus.

    (g) You shall have received a certificate, dated the Record Date (as defined in the Prospectus), of a duly authorized officer of the Company, substantially in the form of Exhibit C hereto, and your counsel shall have been furnished with all such other documents and certificates as they may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company hereunder, the performance of any of the obligations of the Company hereunder, or the fulfillment of any of the conditions contained herein.

    (h) It shall not have become unlawful under any law, rule or regulation, Federal, state or local, for you to render services pursuant to this Agreement, or to continue so to act, as the case may be.

  10. Indemnification.

  (a) The Company agrees to hold harmless and indemnify you (including any affiliated companies) and any officer, director, partner, employee or agent of you or any such affiliated companies and any entity or person controlling (within the meaning of Section 20(a) of the Exchange Act) you or any affiliated companies (collectively, the "Dealer Manager Indemnified Persons"), from and against any and all losses, claims, damages, liabilities and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in any liability) (each a "Loss" and collectively, the "Losses"), (i) arising out of or based upon any untrue statement or alleged untrue statement of material fact contained or incorporated by reference in the Rights Offering Material or in any other material used by the Company, or authorized by the Company for use in connection with the Rights Offering or the transactions contemplated thereby, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (other than statements or omissions made in reliance upon information furnished by you to the Company expressly for use therein), (ii) arising out of, or based upon, any withdrawal, rescission, amendment or termination by the Company of, or failure by the Company to commence or consummate, the Rights Offering or the transactions contemplated thereby or any other failure to comply with the terms and conditions specified in the Rights Offering Material, (iii) arising out of the breach or alleged breach by the Company of any representation, warranty or covenant set forth in this Agreement, (iv) arising out of, relating to or in connection with any other action taken or omitted to be taken by an indemnified person, or (v) otherwise arising out of, relating to or in connection with the Rights Offering, the other transactions described in the

Rights Offering Material or the services of the Dealer Manager hereunder. The Company shall not, however, be responsible for any Loss pursuant to clauses
(iv) or (v) of the preceding sentence of this Section 10 which has been finally judicially determined to have resulted primarily from the bad faith or gross negligence on the part of any indemnified person, other than any Loss arising out of or resulting from actions performed at the request of, with the consent of or in conformity with actions taken or omitted to be taken by, the Company.

  (b) The Dealer Manager agrees to hold harmless and indemnify the Company, its officers and employees, each of its directors and such person, if any, who controls the Company (within the meaning of Section 20(a) of the Exchange
Act), from and against any and all Losses, to which the Company or any such director, officer or controlling person may become subject, rising out of or based upon any untrue statement or alleged untrue statement of material fact contained in the Rights Offering Materials or the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, but in each case only to the extent that the untrue statement of alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by the Dealer Manager specifically for inclusion therein.

  (c) The Company and you agree that if any indemnification sought by any indemnified person pursuant to this Section 10 is unavailable for any reason or insufficient to hold the indemnified person harmless, then the Company and you shall contribute to the Losses for which such indemnification is held unavailable or insufficient in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and actually received by you, on the other hand, in connection with the transactions contemplated by this Agreement or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of the Company, on the one hand, and you, on the other hand, as well as any other equitable considerations, subject to the limitation that in any event the aggregate contribution by you to all Losses with respect to which contribution is available hereunder shall not exceed the fees actually received by you in connection with your engagement hereunder. It is hereby agreed that the relative benefits to the Company, on the one hand, and you, on the other hand, with respect to the Rights Offering and the transactions contemplated thereby shall be deemed to be in the same proportion as (i) the total net proceeds from the Rights Offering (before deducting expenses) received (or anticipated to be received) by the Company bears to
(ii) the fees actually received by you from the Company in connection with your engagement hereunder.

  (d) The foregoing rights to indemnity and contribution shall be in addition to any other right which indemnified persons may have at common law or otherwise. If any litigation or proceeding is brought against any indemnified person in respect of which indemnification may be sought pursuant to this
Section 10, such indemnified person shall promptly notify the indemnifying person in writing of the commencement of such litigation or proceeding, but the failure so to notify the indemnifying person shall relieve the indemnifying person from any liability which it may have hereunder only if, and to the extent that, such failure results in the forfeiture by the indemnifying person of substantial rights and defenses, and will not in any event relieve the indemnifying person from any other obligation or liability that it may have to any indemnified person other than under this Agreement. In case any such litigation or proceeding shall be brought against any indemnified person and such indemnified person shall notify the indemnifying person in writing of the commencement of such litigation or proceeding, the indemnifying person shall be entitled to participate in such litigation or proceeding, and, after written notice from the indemnifying person to such indemnified person, to assume the defense of such litigation or proceeding with counsel of its choice at its expense, provided, however, that such counsel shall be satisfactory to the indemnified person in the exercise of its reasonable judgment. Notwithstanding the election of the indemnifying person to assume the defense of such litigation or proceeding, such indemnified person shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding and the indemnifying person shall bear the reasonable fees, costs and expenses of such separate counsel and shall pay such fees, costs and expenses at least quarterly (provided that with respect to any single litigation or proceeding or with respect to several litigations or proceedings involving substantially similar legal claims, the indemnifying person shall not be required to bear the fees, costs and expenses of more than one such counsel) if (i) in the reasonable judgment of such indemnified person the use of counsel chosen by the indemnifying person to represent such indemnified person would present such counsel with a conflict of interest, (ii) the defendants, or targets of, any such litigation or proceeding include both an indemnified person and the indemnifying person, and such indemnified person shall have reasonably concluded that there may be legal defenses available to it or to other indemnified persons which are different from or additional to those available to the indemnifying person (in which case the indemnifying person shall not have the right to direct the defense of such action on behalf of the indemnified person), (iii) the indemnifying person shall not have employed counsel satisfactory to such indemnified person, in the exercise of the indemnified person's reasonable judgment, to represent such indemnified person within a reasonable time after notice of the institution of such litigation or proceeding or (iv) the indemnifying person shall authorize in writing such indemnified person to employ separate counsel at the expense of the indemnifying person. In any action or proceeding the defense of which the indemnifying person assumes, the indemnified person shall have the right to participate in such litigation and retain its own counsel at such indemnified person's own expense. The Company and you agree to notify the other promptly of the assertion of any claim against it, any of its officers or directors or any entity or person who controls it within the meaning of Section 20(a) of the Exchange Act in connection with the Rights Offering. The foregoing indemnification commitments shall apply whether or not the indemnified person is a formal party to such litigation or proceeding.

  (e) The indemnifying person also agrees to reimburse each indemnified person for all expenses (including fees and disbursements of counsel) as they are incurred by such indemnified person in connection with investigating, preparing for, defending or providing evidence (including appearing as a witness) with respect to any action, claim, investigation, inquiry, arbitration or other proceeding referred to in this Section 10 or enforcing this Agreement, whether or not in connection with pending or threatened litigation in which any indemnified person is a party.

  (f) The Company agrees that it will not, without the prior written consent of the indemnified party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding, in respect of which indemnification or contribution may be sought hereunder (whether or not you, any other Dealer Manager Indemnified Person or the Company is an actual or potential party), unless such settlement, compromise or judgment (i) includes an unconditional release of each Dealer Manager Indemnified Person from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Dealer Manager Indemnified Person. No indemnifying party shall be liable for any settlement of any action or claim for monetary damages which an indemnified party may effect without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

  11. Reference to Dealer Manager. The Company agrees that any reference to you in any Rights Offering Material, or any other release, publication or communication to any party outside the Company is subject to your prior approval. If you resign or are terminated prior to the dissemination of any Rights Offering Material or any other release or communication, no reference shall be made therein to you without your prior written permission.

  12. Access to Information. In connection with the activities hereunder, the Company agrees to furnish you and your counsel with all information concerning the Company that you reasonably deem appropriate and agrees to provide you with reason-able access to the Company's officers, directors, accountants, counsel, consultants and other appropriate agents and representatives, it being understood that you will be entitled to rely upon such information supplied by the Company and such persons without assuming any responsibility for independent investigation or verification thereof. Any such investigations by you shall not relieve the Company of any responsibility for its representations, warranties or indemnities.

  13. Withdrawal. In the event that (i) the Company uses or permits the use of any Rights Offering Material in connection with the Rights Offering or files any such material with the Commission without your prior approval, (ii) the Company shall have breached in any material respect any of its representations, warranties, agreements or covenants herein, (iii) at any time during the Subscription Period, a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been instituted or shall be pending or threatened in writing by the Commission, or a request for additional information on the part of the Commission shall not have been satisfied to your reasonable satisfaction or there shall have been issued, at any time during the Rights Offering, any temporary restraining order or injunction restraining or enjoining you from acting in your capacities as Dealer Manager hereunder and such temporary restraining order or injunction is then in effect and has not been stayed or vacated, or (iv) the Company shall have amended the terms of the Rights Offering without your prior consent, then you shall be entitled to withdraw by written notice as Dealer Manager in connection with the Rights Offering without any liability or penalty to you or any Dealer Manager Indemnified Person for such withdrawal, and without loss of any right to the indemnification provided in Section 10 hereof, the payment of all fees and expenses payable under this Agreement which have accrued to the date of such withdrawal or would otherwise be due to you on such date, or the benefit of any other provisions surviving such withdrawal pursuant to Section 14 hereof. If you withdraw as Dealer Manager pursuant to this paragraph, the fees accrued and reimbursement for your expenses through the date of such withdrawal shall be paid to you on or promptly after such date, unless such fees or expenses are due at some later date in accordance with the express terms of any applicable agreement.

  14. Termination. This Agreement shall terminate upon the expiration, termination or withdrawal of the Rights Offering, upon the date you give notice that any of the conditions specified in Section 9 hereof have not been fulfilled or upon your withdrawal as Dealer Manager pursuant to Section 13 hereof, it being understood that Sections 4, 5, 10, 11, 14, 16, 19 and 21 hereof shall survive any termination of this Agreement.

  15. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid return receipt requested) to the applicable party at the addresses indicated below:

    (a)if to the Dealer Manager:

      Credit Suisse First Boston Corporation
      Eleven Madison Avenue
      New York, New York 10010-3629
      Telecopy No: (212) 325-8278
      Attention: Investment Banking Department--
                  Transactions Advisory Group

    (b)if to the Company:

      Laboratory Corporation of America Holdings
      358 South Main Street
      Burlington, North Carolina 27215
      Telecopy No.: (910) 226-3835
      Attention: General Counsel

  16. Consent to Jurisdiction; Service of Process. The Company hereby (a) submits to the jurisdiction of any New York State or Federal court sitting in the City of New York, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or Federal court, (c) waives the defense of an inconvenient forum, (d) agrees not to commence any action or proceeding relating to this Agreement other than in a New York State or Federal court sitting in the City of New York and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

  17. Entire Agreement. This Agreement and the Engagement Letter constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

  18. Amendment. This Agreement may not be amended except in writing signed by each party to be bound thereby.

  19. Governing Law. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

  20. Counterparts; Severability. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

  21. Parties in Interest. This Agreement, including rights to indemnity and contribution hereunder, shall be binding upon and inure solely to the benefit of each party hereto, the Indemnified Persons and their respective successors, heirs and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

  Please indicate your willingness to act as Dealer Manager and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement so signed, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

                                         Very truly yours,

                                         Laboratory Corporation of America
                                         Holdings

                                         By: __________________________________
                                           Name:
                                           Title:

Accepted as of the date first above written:

Credit Suisse First Boston Corporation

By: _________________________________
  Name:
  Title:

                                                                      EXHIBIT A

                         OPINION OF BRADFORD T. SMITH

  Matters to be addressed in the opinion of Bradford T. Smith, Executive Vice President, General Counsel, Corporate Compliance Officer and Secretary of the
Company:

    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and to the best of such counsel's knowledge the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not have a Material Adverse Effect.

    (b) Each of the Company's subsidiaries is duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as presently conducted and as described in the Prospectus, and to the best of such counsel's knowledge each of the Company's subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not have a Material Adverse Effect.

    (c) The Company has all corporate power and authority necessary to commence and consummate the Rights Offering, to execute and deliver this Agreement, the Engagement Letter and the Indenture and to perform its obligations under this Agreement, the Engagement Letter and the Indenture. This Agreement, the Engagement Letter and the Indenture have been duly authorized, executed and delivered by the Company. Subject to action by the Company to authorize the exchange of Notes for Series A Exchangeable Preferred Stock, the execution and delivery by the Company of the Notes have been duly authorized by the Company.

    (d) The Rights Offering, the issuance and sale of shares of Preferred Stock pursuant to the Rights Offering, and the execution, delivery and performance of this Agreement by the Company will not (i) result in a violation of any of the provisions of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or (ii) to the best of such counsel's knowledge result in a breach of any of the material terms or provisions of, or constitute a default (with or without due notice or lapse of time) under, any loan or credit agreement, indenture, deed of trust, mortgage, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is or may be bound, except as to any such violation, breach or default which would not have a Material Adverse Effect or materially adversely affect the ability of the Company to execute, deliver and perform this Agreement or to commence and consummate the Rights Offering in accordance with its terms.

    (e) There is no action, suit or proceeding before or by the Commission or any Other Agency, that is now pending, or to the best of such counsel's knowledge, threatened against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Prospectus which is not disclosed therein, or which would materially adversely affect the ability of the Company to execute, deliver and perform this Agreement or to consummate the Rights Offering in accordance with its terms; and there are no contracts or other documents to which the Company or any of its subsidiaries is a party which are required to be filed as exhibits to the Registration Statement which have not been so filed.

    (f) The authorized, issued and outstanding capital stock of the Company conforms to the description thereof in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except as described in the Prospectus, are not subject to any preemptive or similar rights.

    (g) The information set forth in the Prospectus under the captions "Risk Factors--Government Regulation," "Regulation and Reimbursement" and "Certain Relationships and Related Transactions" insofar as such statements purport to describe the provisions of law or documents referred to therein fairly present the information called for with respect to such laws and documents.

    (h) Each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement or the Prospectus (except for financial statements, including the notes thereto and schedules thereto, and other financial and statistical data contained or incorporated by reference therein or omitted therefrom as to which such counsel need express no opinion) complied when so filed as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

  Such counsel shall also advise that he has not himself checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement and the Prospectus, but has generally reviewed and discussed with certain officers and other representatives of the Company, its independent public accountants and your representatives and counsel the information furnished, whether or not subject to his check or verification. On the basis of such review and discussion, but without independent check or verification, except as stated, nothing came to his attention that causes him to believe that (except for the financial statements, including the notes thereto and schedules thereto, and other financial and statistical data contained or incorporated by reference therein or omitted therefrom and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement, as to which he need express no opinion) as of its effective date, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                      EXHIBIT B

  Matters to be addressed in the opinion of Davis Polk & Wardwell, special counsel to the Company:

    (a) The Registration Statement is effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or threatened by the Commission.

    (b) This Agreement has been duly authorized, executed and delivered by the Company.

    (c) The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

    (d) When the Indenture is executed and delivered by the Company and assuming the Indenture has been duly authorized, executed and delivered by the Trustee, the Indenture will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (ii) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

    (e) If and when issued in accordance with the provisions of the Series A Certificate of Designation and the Indenture (when the Indenture is executed and delivered by the Company and assuming it has been duly authorized, executed and delivered by the Trustee) and approved by the Board of Directors of the Company, and assuming the Notes have been duly authorized, executed and authenticated in accordance with the provisions of the Indenture, the Notes will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (ii) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

    (f) The Registration Statement, as of the effective date, and the Prospectus, as of its date (except for financial statements, including the notes thereto and schedules thereto and other financial and statistical data contained or incorporated by reference therein, or omitted therefrom and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

    (g) The information in the Prospectus under the captions "Description of the Amended Credit Agreement," "Description of Capital Stock," "Description of Rights Offering," "Description of Preferred Stock," "Description of the Notes" and "Certain Federal Income Tax Consequences" insofar as such statements purport to describe the provisions of law or documents referred to therein, fairly present the information called for with respect to such laws and documents.

    (h) The Rights Offering, the Preferred Stock, the Common Stock and the Notes conform in all material respects to the descriptions thereof contained in the Registration Statement.

    (i) The terms of the Rights Offering, the issuance and sale of shares of Preferred Stock pursuant to the Rights Offering, the issuance of the Notes in exchange for Series A Exchangeable Preferred Stock pursuant to the Series A Certificate of Designation and the Indenture, the issuance of Conversion Shares upon conversion of the Preferred Stock and Notes and the execution, delivery and performance of this Agreement by the Company, comply in all material respects with all applicable requirements of Federal and New York law, including, without limitation, any administrative regulation, and no consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with, the Commission or any Other Agency is required in connection with the execution, delivery and performance of this Agreement by the Company or the commencement or consummation by the Company of the Rights Offering, except such as may be required and have been obtained under the Securities Act and the rules and regulations thereunder, under state securities or Blue Sky laws and under the Trust Indenture Act of 1939, as amended, or where the failure to obtain or make such consent, authorization, approval, order, exemption, registration, qualification, or other action or filing or notification would not materially adversely affect the ability of the Company to execute, deliver and perform this Agreement or to commence and consummate the Rights Offering in accordance with its terms.

    (j) The issuance of the Preferred Stock has been duly and validly authorized and upon the proper filing with the Secretary of State of the State of Delaware of the Certificate of Designation relating to such series of Preferred Stock when issued and delivered against payment therefor in accordance with the terms of the Rights Offering, the Preferred Stock will be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof. Following approval by the stockholders of the Company of the Charter Amendment and the filing thereof with the Secretary of State of the State of Delaware there will be sufficient authorized shares of preferred stock of the Company to permit payment of dividends on the Series B PIK Preferred Stock and there will be sufficient authorized shares of Common Stock to permit conversion of the Preferred Stock and the Notes in accordance with their terms. Such Conversion Shares, if and when issued upon such conversion in accordance with the provisions of the Preferred Stock or the Notes, as the case may be, will be validly issued, fully paid, non-assessable and not subject to any statutory preemptive or similar statutory rights.

    (k) The Company is not, and following consummation of the Rights Offering will not be, an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder.

  Such counsel shall also advise that they have not themselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement and the Prospectus, but have generally reviewed and discussed with certain officers and other representatives of the Company, its independent public accountants and your representatives and counsel the information furnished, whether or not subject to their check or verification. On the basis of such review and discussion, but without independent check or verification, except as stated, nothing came to their attention that causes them to believe that (except for the financial statements, including the notes thereto and schedules thereto, and other financial and statistical data contained or incorporated by reference therein or omitted therefrom and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement, as to which they need express no opinion) as of its effective date, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                      EXHIBIT C

                         FORM OF OFFICER'S CERTIFICATE

  A duly authorized officer of the Company shall have furnished to the Dealer Manager a certificate, dated the Record Date, in form and substance reasonably satisfactory to the Dealer Manager to the effect that, to the best of his knowledge after reasonable investigation:

    1. The representations and warranties of the Company set forth in the Dealer Manager Agreement are true and correct in all material respects as of the Record Date, and the Company has performed all of its obligations under the Dealer Manager Agreement to be performed at or prior to the Record Date in all material respects.

    2. From the date of the Dealer Manager Agreement through the Record Date, there has been no amendment to the Registration Statement other than any amendments as to which you have been notified and provided copies and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for such purpose has been initiated or threatened by the Commission.

                                      C-1